Exhibit 99.1

        Pyramid Breweries Inc. Reports Second Quarter Results

    SEATTLE--(BUSINESS WIRE)--Aug. 4, 2006--Pyramid Breweries Inc. ("the Company") (Nasdaq:PMID), today announced results for the second quarter ended June 30, 2006. Gross sales for the quarter were $14.6 million, representing an overall improvement of 6%, compared to the second quarter of 2005. This growth was driven primarily by increased shipment volume of 18% in the core Pyramid brand family, comprised primarily of Hefe Weizen and Apricot Weizen beers, and contributed to a 21% improvement in gross margin. Net income for the quarter was $28,000, or $0.00 per diluted share, compared to $168,000 or $0.02 per diluted share a year ago. Excluding the impact of CEO transition costs of $373,000, net income on a pro forma basis for the quarter was $401,000, representing an increase of 139% over the second quarter in 2005.
    "The Pyramid brand, led by our flagship Hefe Weizen, is on a roll and the company has momentum," stated Scott Barnum, the Company's newly appointed CEO. "We have achieved 24% volume growth in our core Pyramid brand, over the last year and it continues to accelerate, even in our largest and most established Northwest markets."
    Financial Highlights - Second Quarter 2006 Compared to Second
Quarter 2005:

    Beverage Division:

    --  Gross sales increased 10% to $10.6 million.

    --  Operating income increased 27% to $1.8 million.

    --  Shipments for the quarter increased 3% to 65,800 barrels.

        -- Pyramid brand family shipments were up 18% to 44,000 barrels.

        -- Other non-core beer brand shipments were down 39% to 7,900 barrels. The Company eliminated a number of underperforming product styles, primarily relating to MacTarnahan's and non-core beer brands, which accounted for over 4,300 barrels in the second quarter of 2005, or 86% of the non-core brand shipment decrease.

        --  Soda shipments increased 1% to 13,900 barrels.

    Alehouse Division:

    --  Gross sales decreased 3% to $4.0 million.

    -- Operating income increased 30% to $379,000. All Alehouses grew operating income except for Portland, which declined due to inclement weather earlier in the quarter resulting in fewer guest visits.

    Cash and cash equivalents and accounts receivable: Cash and cash equivalents and accounts receivable totaled $3.8 million as of June 30, 2006, an increase of $543,000 from December 31, 2005.

    Significant Events:

    As previously reported in two Securities and Exchange Commission ("SEC") Forms 8-K filed on February 17, 2006 and July 21, 2006, and in our Form 10-Q filing for the fiscal quarter ended March 31, 2006, the federal Alcohol and Tobacco Tax and Trade Bureau, or TTB, which adopts and administers federal excise tax rules on the alcoholic beverage industry, completed its audit of the Company's federal excise tax returns and related operations for the period of May 1, 2003 to November 30, 2005. Based on their audit, the TTB has asserted that the Company, not Portland Brewing Company ("Portland Brewing"), had legal control of the Portland brewery facilities for purposes of the federal excise tax laws. As a result, according to the TTB, the Company has underpaid federal excise taxes on beer produced at the Portland brewery during the period January 1, 2005 through May 31, 2006. The TTB has issued to the Company a notice of proposed assessment asserting that the Company owes a total of approximately $2.1 million. The Company's maximum net excise tax exposure (including interest) for the period covered by the TTB's notice of proposed assessment is approximately $1.1 million based on the Company's agreements with Portland Brewing, which entitle the Company to any refund of excise taxes paid by Portland Brewing in the event that the Company should not prevail.
    Applicable law permits the Company to dispute the TTB's findings and proposed assessment. The Company established and operated its contract brewing arrangement with Portland Brewing with the understanding that the arrangement complies with applicable statutes and regulations and that taxes were paid by the proper parties at the applicable rate. Consequently, the Company disagrees with the TTB's position on this matter and intends to consider all of its options in an effort to reduce or eliminate the amount of the final assessment. No assurance can be given that the Company will be able to restructure the relationship with Portland Brewing to satisfy the TTB's requirements. In addition, the Company is unable at this time to predict the final outcome of the Company's discussions with the TTB or the ultimate financial impact.
    For further information, readers are encouraged to review the Forms 8-K, which are available on the SEC's EDGAR database at www.sec.gov.

    Business Outlook:

    "We are encouraged by the continued robust growth of the craft beer category and the rapid development of the Hefe Weizen segment. Both of these underlying trends should continue to benefit our core beer business and brands," added CEO, Scott Barnum.
    Pyramid Breweries Inc. is a leading brewer of specialty, full-flavored beers and sodas, produced mainly under the Pyramid, MacTarnahan's and Thomas Kemper brand names. The independent company owns two alehouse restaurants adjacent to its full-production breweries under the Pyramid Alehouse and MacTarnahan Taproom brand names in Berkeley, California and Portland, Oregon, respectively, and three alehouse restaurants in Walnut Creek and Sacramento, California and Seattle, Washington. For more information, visit www.PyramidBrew.com.

    Forward-Looking Statements

    This release contains forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results.
    Some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include:

    -- increased competition from craft and imported beer producers as well as from national brewers with greater financial resources and more extensive distribution networks than ours

    -- reductions in distribution options through our independent distributors

    -- increased competition from national restaurant chains with greater financial resources and greater economies of scale

    -- inability of the Company to achieve anticipated cost reductions

    -- changes in and compliance with governmental policies and regulations with respect to our products, including the adoption by the TTB of more restrictive application of the excise tax rules

    -- an unfavorable outcome of the TTB's audit of the Company's federal excise tax returns and related operations

    -- competitive pressures that cause decreases in the selling prices of our products

    -- declines in our operating margins due to the impact of increasing fuel costs and other factors

    -- acquisitions that may adversely affect our financial condition, and

    -- the failure by us or third-party brewers with whom we contract to perform under our agreements.

    More information regarding factors which could impact future results is included in our Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 31, 2006 and our Current Reports on Forms 8-K filed February 17, 2006 and July 21, 2006. Forward-looking statements are only made as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as may be required by law.
    This press release also includes net income for the second quarter of 2006 presented on a pro forma (non-GAAP) basis to exclude the CEO transition costs recorded during the quarter. Management believes that presenting a GAAP to pro forma net income reconciliation may permit investors to better compare results from period to period and more accurately assess the company's prospects in a normal operating period. A detailed and specific reconciliation is included in an accompanying financial table.


                        Pyramid Breweries Inc.
                        Selected Operating Data
                              (unaudited)
             (dollars in thousands except per share data)

                                      Three months ended June 30,
                                 -------------------------------------
                                             % of               % of
                                              Net                Net
                                     2006    Sales      2005    Sales
                                  ---------- ------  ---------- ------
Gross sales......................$   14,576         $   13,713
  Less excise taxes..............       836                693
                                  ----------         ----------
Net sales........................    13,740  100.0%     13,020  100.0%
Cost of sales....................    10,128   73.7%     10,025   77.0%
                                  ---------- ------  ---------- ------
  Gross margin...................     3,612   26.3%      2,995   23.0%
Selling, general and
 administrative expenses.........     3,489   25.4%      2,820   21.7%
                                  ---------- ------  ---------- ------
Operating income.................       123    0.9%        175    1.3%
Other expense, net...............       (95) (0.7%)         (7) (0.1%)
                                  ---------- ------  ---------- ------
Income before income taxes.......        28    0.2%        168    1.2%
Provision for income taxes.......         -      -           -      -
                                  ---------- ------  ---------- ------
Net income.......................$       28    0.2% $      168    1.2%
                                  ========== ======  ========== ======

Basic and diluted earnings per
 share...........................$     0.00         $     0.02
Weighted average basic shares
 outstanding..................... 8,816,000          8,790,000
Weighted average diluted shares
 outstanding..................... 8,943,000          9,141,000

Barrels shipped:
Beer.............................    51,900             50,100
Soda.............................    13,900             13,700
                                  ----------         ----------
Total............................    65,800             63,800
                                  ==========         ==========

                                       Six months ended June 30,
                                 -------------------------------------
                                             % of               % of
                                              Net                Net
                                     2006    Sales      2005    Sales
                                  ---------- ------  ---------- ------
Gross sales......................$   26,083         $   24,170
  Less excise taxes..............     1,487              1,250
                                  ----------         ----------
Net sales........................    24,596  100.0%     22,920  100.0%
Cost of sales....................    18,504   75.2%     18,420   80.4%
                                  ---------- ------  ---------- ------
  Gross margin...................     6,092   24.8%      4,500   19.6%
Selling, general and
 administrative expenses.........     6,419   26.1%      5,389   23.5%
                                  ---------- ------  ---------- ------
Operating loss...................      (327) (1.3%)       (889) (3.9%)
Other expense, net...............      (146) (0.6%)        (71) (0.3%)
                                  ---------- ------  ---------- ------
Loss before income taxes.........      (473) (1.9%)       (960) (4.2%)
Provision for income taxes.......        (4)     -          (3)     -
                                  ---------- ------  ---------- ------
Net loss.........................$     (477) (1.9%) $     (963) (4.2%)
                                  ========== ======  ========== ======

Basic and diluted net loss per
 share...........................    ($0.05)            ($0.11)
Weighted average basic and
 diluted shares outstanding...... 8,813,000          8,786,000

Barrels shipped:
Beer.............................    94,500             87,100
Soda.............................    21,900             23,400
                                  ----------         ----------
Total............................   116,400            110,500
                                  ==========         ==========


                        Pyramid Breweries Inc.
                      Selected Balance Sheet Data
                              (unaudited)
                        (dollars in thousands)

                                               June 30,   December 31,
                                                 2006          2005
                                               ----------    ---------
                    ASSETS
Current Assets:
   Cash and cash equivalents..................$      116    $     416
   Other current assets.......................     6,534        5,395
Fixed assets, net.............................    27,145       26,666
Other non-current assets......................     1,628        1,426
                                               ----------    ---------
   Total assets...............................$   35,423    $  33,903
                                               ==========    =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities...........................$    8,027    $   6,783
Long-term debt................................     8,234        7,671
Non-current liabilities.......................       500          538

Total stockholders' equity....................    18,662       18,911
                                               ----------    ---------
   Total liabilities and
       stockholders' equity...................$   35,423    $  33,903
                                               ==========    =========


                        Pyramid Breweries Inc.
                        Selected Cash Flow Data
                              (unaudited)
                        (dollars in thousands)

                                                         Six months
                                                        ended June 30,
                                                       ---------------
                                                         2006    2005
                                                        ------  ------
Net loss...............................................$ (477) $ (963)
 Depreciation and amortization......................... 1,240   1,370
 Stock compensation....................................   212      32
 Loss on disposal of fixed assets......................     7       -
 Deferred rent.........................................   (38)    (34)
 Changes in operating assets and liabilities...........  (577)    243
                                                        ------  ------
 Net cash provided by operating activities.............   367     648
 Net cash used in investing activities.................  (564)   (600)
 Net cash used in financing activities.................  (103)    (48)
                                                        ------  ------
Decrease in cash and cash equivalents..................  (300)      -
Cash and cash equivalents at beginning of period.......   416       -
                                                        ------  ------
Cash and cash equivalents at end of period.............$  116  $    -
                                                        ======  ======


                        Pyramid Breweries Inc.
            Reconciliation for Non-GAAP Financial Measures
                              (unaudited)
                        (dollars in thousands)

1.  Reconciliation of pro forma net income:
                                           Three months ended June 30,
                                          ----------------------------
                                                 2006           2005
                                              ----------     ---------
Net income as reported.....................  $       28     $    168
CEO transition expense.....................         373            -
                                              ----------     ---------
Pro forma net income:......................  $      401     $     168
                                              ==========     =========


2.  Reconciliation of pro forma net loss:
                                           Six months ended March 31,
                                          ----------------------------
                                                 2006           2005
                                              ----------     ---------
Net loss..................................   $     (477)    $    (963)
CEO transition expense....................          373             -
                                              ----------     ---------
Pro forma net loss:.......................   $     (104)    $    (963)
                                              ==========     =========

    CONTACT: Pyramid Breweries Inc.
             Jason Rees, 206-682-8322